Exhibit 99.1

Genius Brands International Announces $4.3 Million Private Placement

BEVERLY HILLS, CA – October 29, 2015 – Genius Brands International, Inc. (OTCQB: GNUS) (GBI), a global brand and content management company providing entertaining and enriching ‘content and products with a purpose’ for toddlers to tweens, today announced that it has entered into an agreement to sell approximately $4.3 million of its common stock and warrants in a private placement with institutional investors and company management. “The investor interest in this financing supports opportunities to enhance the numerous brands we currently have in the market, as well as to acquire opportunistic children’s IP, that we regularly encounter, and capitalize on the growing industry demand for kid’s content that is both entertaining and enriching. said GBI chairman and CEO, Andy Heyward.”

The sale of the common stock and warrants is expected to close on or about November 3, 2015 subject to the satisfaction of customary closing conditions. Pursuant to the agreement with the investors, the company will issue to the investors approximately 4.3 million shares of common stock at a per share price of $1.00 and warrants to purchase approximately 4.3 million shares of common stock, with a term of five years from the closing date at an exercise price of $1.10 per share. The company is required to file a registration statement with the Securities and Exchange Commission (“SEC”) to register the resale of the common stock and shares underlying the warrants by the investors within 45 days. The company intends to use the net proceeds for general working capital purposes, including marketing its numerous brands currently entering the marketplace, acquisition and development of additional properties, expansion of its international licensing infrastructure and acquisition of content and marketing for the new Kid Genius channel on Comcast’s (Nasdaq: CMCSA, CMCSK) Xfinity On Demand service.

Chardan Capital Markets LLC acted as sole placement agent for the offering.

The common stock and warrants were offered and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The common stock and warrants and the common stock issuable upon the exercise of the warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

About Genius Brands International

Headquartered in Beverly Hills, California, Genius Brands International, Inc. “GBI” (OTCQB: GNUS) is a publicly traded global brand management company that creates and licenses multimedia content for toddlers to tweens. Led by award-winning creators and producers, GBI creates “content and products with a purpose,” providing enrichment as well as entertainment.  The Company distributes its content worldwide in all formats, as well as a broad range of consumer products based on its characters.  GBI’s portfolio includes award-winning Baby Genius, recently re-launched with new entertainment and over 40 new products; adventure comedy Thomas Edison's Secret Lab, available on Netflix, public broadcast stations and GBI’s Kid Genius channel on Comcast’s Xfinity on Demand reaching 21 million households; animated movie Stan Lee’s Mighty 7, the first project from Stan Lee Comics, a joint venture with Stan Lee’s POW! Entertainment and featuring an all-star voice cast led by legendary Stan Lee; and Warren Buffett’s Secret Millionaires Club, created with and starring iconic investor Warren Buffett.  The Company is also producing a new animated preschool series based on Llama Llama, the NY Times bestselling children’s book franchise; and a tween adventure series Space Pop, featuring original music from renowned industry veteran Ron Fair and his singer-songwriter wife Stefanie.

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward- looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:

Genius Brands International, Inc.

Michael Handelman, CFO

Tel 310-273-4222

Investor Relations:

Liolios Group, Inc.

Chris Tyson

Tel 949-574-3860

GNUS@liolios.com